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                                                                    EXHIBIT 16.1

                            [LETTERHEAD OF BLACKMAN
                           KALLICK BARTELSTEIN, LLP]

September 5, 2001


Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Score One, Inc. (the "Company"), (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated August 21, 2001. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,



/s/ Blackman Kallick Bartelstein LLP